11.0.6359;SUB-ITEM 77Q1
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The Amended and  Restated  By-Laws  for MFS Trust X, dated  January 1, 2002,  as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated By-Laws for MFS Trust X, dated January 1, 2002, as revised December 16, 2004, are contained in Post-Effective Amendment No. 45 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

An Amendment, dated October 4, 2004, to the Amended and Restated Declaration of Trust, dated August 12, 2003, is contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust, dated December 16,2004, is contained in Post-Effective Amendment No. 55 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on March 14, 2005 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.